UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01211	81-2621577
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (212) 448-0702

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01.   Entry into a Material Definitive Agreement.

On January 19, 2018, Great Elm Capital Corp. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Trustee”), entered into a Second Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated September 18, 2017, between the Company and the Trustee (as supplemented by the Supplemental Indenture, the “Indenture”).  The Supplemental Indenture relates to the Company’s issuance, offer and sale of $43,000,000 aggregate principal amount of its 6.75% notes due 2025 (the “Notes”) and up to an additional $6,450,000 aggregate principal amount of Notes pursuant to an option granted to the underwriters of the Note offering.

The Notes will mature on January 31, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after January 31, 2021 at a redemption price of $25 per security plus accrued and unpaid interest.  The Notes bear interest at a rate of 6.75% per year payable quarterly on March 31, June 30, September 30 and December 31 in each year, commencing March 31, 2018.  The Notes are direct unsecured obligations of the Company.

The Company expects to use the net proceeds from the sale of the Notes  to make investments consistent with the Company's investment objectives and for general corporate purposes.

The Indenture, as supplemented by the Supplemental Indenture, also provides that the Company may not consolidate with or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any Person, unless certain specified conditions set forth in Section 801 of the Indenture are satisfied.

The Indenture, as supplemented by the Supplemental Indenture, contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934.  These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered and sold pursuant to a Registration Statement on Form N-2 (File No. 333–221882, as amended, the "Registration Statement") and the related prospectus filed with the Securities and Exchange Commission.  The transaction closed on January 19, 2018.  The Company received net proceeds (before expenses) of approximately $43.5 million.  Such amount represents $43 million in original principal amounts of Notes plus $1,898,375 principal amount of Notes, representing a partial exercise of the option granted to the underwriters of the Note offering.

The foregoing descriptions of the Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated January 11, 2019 (filed herewith)

4.1

Second Supplemental Indenture dated as of January 19, 2018, by and between Great Elm Capital Corp. and American Stock Transfer & Trust Company, LLC, as Trustee (incorporated by reference to Exhibit (d)(1) to the post effective amendment to the Registration Statement filed on January 19, 2018)

4.2	Form of Global Note 6.75% Note Due 2025 (incorporated by reference to Exhibit (d)(3) to the post effective amendment to the Registration Statement filed on January 19, 2018)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Great Elm Capital Corp.

	By.	/s/ Michael J. Sell
	Name:	Michael J. Sell
	Title:	Chief Financial Officer

Date: January 19, 2018